Exhibit 32.2

Certification by Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2021 (the “Report”) of United States Natural Gas Fund, LP (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Stuart P.  Crumbaugh, the Chief Financial Officer of United States Commodity Funds LLC, General Partner of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 25, 2022	By	/s/ Stuart P. Crumbaugh

	Name:	Stuart P. Crumbaugh

	Title:	Chief Financial Officer

United States Commodity Funds LLC,

General Partner of United States Natural Gas Fund, LP